Exhibit 10.4


                                 AGREEMENT AND
                        BILL OF TRANSFER AND ASSIGNMENT


         This AGREEMENT AND BILL OF TRANSFER AND ASSIGNMENT ("Bill of Transfer") is made as of this 1st day of October, 1996, between Cornerstone Management Group, Inc., a Virginia corporation (the "Company"), and Cornerstone Realty Income Trust, Inc., a Virginia corporation (the "Acquiror").

                                    RECITALS

         A. The Company was engaged to serve as property manager to the Acquiror pursuant to various management agreements listed on Exhibit A, each between the Company and the Acquiror and dated various dates (the "Management Agreements") in exchange for payment by the Acquiror of monthly management fees and the reimbursement of certain expenses.

         B. The Company has agreed to transfer all of the assets of the Company to the Acquiror for 1,400,000 shares of common stock of the Acquiror.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

         1. The Company hereby transfers, conveys, assigns and delivers to the Acquiror all of the material assets of the Company as follows: All of the Company's rights and interests in, to and under the Management Agreements (collectively, the "Transferred Assets"). The Company hereby represents, and the Acquiror hereby acknowledges, that the Transferred Assets are

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free of all liens and other encumbrances and comprise all of the material assets of the Company. Further, the Company acknowledges that it is entitled only to management fees and expense reimbursements under the Management Agreements earned during the period preceding September 1, 1996.

         2. In exchange for the Transferred Assets, the Acquiror agrees to transfer to the Company 1,400,000 shares of common stock of the Acquiror (the "REIT Common Stock"). The REIT Common Stock shall be issued as follows: 700,000 shares at closing, and 700,000 shares one year less one day later. No dividends shall be payable with respect to the REIT Common Stock until such shares are issued. There are no conditions to the issuance of the deferred REIT Common Stock other than the passage of time.

         3. The right to be issued the REIT Common Stock may be distributed by the Company to its shareholders, but shall not otherwise be voluntarily assigned or transferred.

         4. The holders of the REIT Common Stock shall have "piggyback" registration rights with respect thereto which are reasonable and customary. The Acquiror shall pay the reasonable and customary expenses of any such piggyback registration.

         5. Except as set forth in Paragraph 6 below, nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any person, firm or corporation other than the parties hereto any remedy or claim.

         6. The provisions of this Agreement are intended to be binding upon the Company, its successors and permitted assigns,

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and are for the benefit of the Acquiror, its successors and assigns.

         IN WITNESS WHEREOF, the parties have executed this Agreement and Bill of Transfer and Assignment as of the date set forth above.

The Company:

CORNERSTONE MANAGEMENT GROUP, INC.


By: /s/ Glade M. Knight
------------------------
Title: President


The Acquiror:

CORNERSTONE REALTY INCOME TRUST, INC.


By: /s/ S. J. Olander, Jr.
--------------------------
Title: Vice President



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                                                     Exhibit A


         List of Management Agreements between Cornerstone Management Group, Inc. and Cornerstone Realty Income Trust, Inc.:

         Date of Agreement                           Property Covered
         -----------------                           ----------------
1.       June 1, 1993                                The Hollows
2.       June 1, 1993                                Polo Club
3.       October 1, 1993                             Mayflower Seaside Tower
4.       December 7, 1993                            Stone Ridge
5.       December 15, 1993                           County Green
6.       February 1, 1994                            Wimbledon Chase
7.       April 29, 1994                              Harbour Club
8.       August 1, 1994                              Chase Mooring
9.       December 9, 1994                            The Trestles
10.      April 1, 1995                               Wind Lake
11.      June 21, 1995                               Breckinridge
12.      June 29, 1995                               Magnolia Run
13.      July 18, 1995                               Bay Watch Pointe
14.      August 22, 1995                             Hanover Landing
15.      September 22, 1995                          Mill Creek
16.      October 26, 1995                            Glen Eagles
17.      November 1, 1995                            Osprey Landing
18.      November 1, 1995                            Tradewinds
19.      November 1, 1995                            Sailboat Bay
20.      February 25, 1996                           The Meadows
21.      March 1, 1996                               West Eagle Greens
22.      March 1, 1996                               Ashley Park
23.      March 1, 1996                               Arbor Trace
24.      April 1, 1996                               Longmeadow
25.      April 1, 1996                               Trophy Chase
26.      May 1, 1996                                 Beacon Hill
27.      May 1, 1996                                 Summer Walk
28.      May 1, 1996                                 Willow Creek
29.      May 31, 1996                                Meadow Creek
30.      June 26, 1996                               Lexington Towers
31.      July 1, 1996                                Oak Park
32.      July 19, 1996                               Paces Glen

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